Bateman & Co., Inc., P.C.

Certified Public Accountants

5 Briardale Court

Houston, Texas 77027-2904

(713) 552-9800

FAX (713) 552-9700

www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form F-1/A of Emission Differentials, Ltd. of our report dated May 21, 2004, on our audit of the financial statements of Emission Differentials, Ltd., as of April 30, 2004, and for the period then ended.

/s/ BATEMAN & CO., INC., P.C.

BATEMAN & CO., INC., P.C.

Houston, Texas

December 22, 2004

Member

INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS

Offices in Principal Cities Around The World